Investor Presentation February 2021 “To honor and enrich the journey of life, one experience at a time.”

2 Warning Concerning Forward-Looking Statements This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward- looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and our actual results may differ materially from those contained in, or implied by, our forward-looking statements. Forward-looking statements in this presentation relate to various aspects of our business, including our ability to operate our senior living communities profitably, our ability to grow revenues at the senior living communities we manage and to increase the fees we earn from managing senior living communities, our expectation to focus our expansion activities on internal growth from our existing senior living communities and the ancillary services that we may provide, our ability to increase the number of senior living communities we operate and residents we serve, and to grow our other sources of revenues, including rehabilitation and wellness services and other services we may provide, whether the aging U.S. population and increasing life spans of older adults will increase the demand for senior living communities, health and wellness centers and other healthcare related properties and services, the impact of COVID-19 on our business, and the timing and outcomes of our vaccination program. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, such as the impact of conditions in the economy and the capital markets on us and our residents and other customers, competition within the senior living and other health and wellness related services businesses, older adults delaying or forgoing moving into senior living communities or purchasing health and wellness services from us, increases in our labor costs or in costs we pay for goods and services, increases in tort and insurance liability costs, our operating and debt leverage, actual and potential conflicts of interest with our related parties, changes in Medicare or Medicaid policies and regulations, or the possible repeal, replacement or modification of Medicare, Medicaid or other existing or proposed legislation or regulations, which could result in reduced Medicare or Medicaid rates or a failure of such rates to cover our costs or limit the scope or funding of either or both programs, or reductions in private insurance utilization and coverage, delays or non-payments of government payments to us, compliance with, and changes to, federal, state and local laws and regulations that could affect our services or impose requirements, costs and administrative burdens that may reduce our ability to operate our business profitably, our exposure to litigation and regulatory and government proceedings, continued efforts by third party payers to reduce costs, and acts of terrorism, outbreaks of pandemics, including COVID-19, or other human made or natural disasters. For example: (a) challenging conditions in the senior living industry continue to exist and our business and our operations remain subject to substantial risks, many of which are beyond our control; as a result, our operations may not be profitable in the future and we may realize losses; (b) we may not successfully execute our strategic growth initiatives, (c) we may not be able to successfully integrate, operate and profitably manage our senior living communities; (d) we cannot be sure that we will enter additional management arrangements with Diversified Healthcare Trust (DHC); (e) our belief that the aging of the U.S. population and increasing life spans of older adults will increase demand for senior living communities and services may not be realized or may not result in increased demand for our services; (f) our investments in our workforce and continued focus on reducing our employee turnover level by enhancing our competitiveness in the marketplace with respect to cash compensation and other benefits may not be successful and may not result in the benefits we expect to achieve through such investments; (g) our marketing initiatives may not succeed in increasing our occupancy and revenues, and they may cost more than any increased revenues they may generate; (h) our strategic investments to enhance efficiencies in and benefits from our purchasing of services may not be successful or generate the returns or savings we expect; (i) circumstances that adversely affect the ability of older adults or their families to pay for our services, such as economic downturns, weakening housing market conditions, higher levels of unemployment among our residents’ or potential residents’ family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics generally, could affect the revenues and profitability of our senior living communities; (j) residents who pay for our services with their private resources may become unable to afford our services, resulting in decreased occupancy and decreased revenues at our senior living communities; (k) the various federal and state government agencies that pay us for the services we provide to some of our residents are experiencing budgetary constraints and may lower the Medicare, Medicaid and other rates they pay us; (l) we may be unable to repay or refinance our debt obligations when they become due; (m) certain aspects of our operations and future growth we may pursue in our business may require significant amounts of working capital and require us to make significant capital expenditures; accordingly, we may not have sufficient cash liquidity; (n) the amount of available borrowings under our credit facility is subject to our having qualified collateral, which is primarily based on the value of the assets securing our obligations under our credit facility; (o) the availability of borrowings under our credit facility is subject to our satisfying certain financial covenants and other conditions that we may be unable to satisfy; (p) insurance costs may continue to rise and our actions and approach to managing our insurance costs may not be successful and could result in our incurring significant costs and liabilities that we will be responsible for funding; (q) contingencies in any applicable acquisition or sale agreements we or DHC have entered into, or may enter into, may not be satisfied and our and DHC's applicable acquisitions or sales, and any related management arrangements we may expect to enter into, may not occur, may be delayed or the terms may change; (r) we and DHC may not be able to sell communities that we or DHC may seek to sell on acceptable terms; (s) the advantages we believe we may realize from our relationships with related parties may not materialize; (t) operating deficiencies or a license revocation at one or more of our senior living communities may have an adverse impact on our ability to operate, obtain licenses for, or attract residents to, our other communities; (u) we may be unable to meet collateral requirements related to our workers' compensation insurance program, which may result in higher costs; and (v) the COVID-19 pandemic may continue to adversely affect our business, operating results and financial condition for an indefinite period of time, including by decreasing the occupancy of our senior living communities, causing staffing and supply shortages and increasing the costs of operating our senior living communities and our efforts to mitigate the effects of the COVID-19 pandemic may be insufficient. Our Annual Reports on Form 10-K for the years ended December 31, 2020 and December 31, 2019, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, and our other filings with the Securities and Exchange Commission (SEC) identify other important factors that could cause differences from our forward-looking statements. The filings with the SEC of Five Star Senior Living Inc. (Five Star or Five Star Senior Living) are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including earnings before interest, income tax, depreciation and amortization (EBITDA) and Adjusted EBITDA. Reconciliations for these metrics to the closest U.S. generally accepted accounting principles (GAAP) metrics are included later in this investor presentation. We believe the non-GAAP financial measures included in this investor presentation are meaningful supplemental disclosures because they may help investors better understand changes in our operating results and ability to meet financial obligations or service debt, make capital expenditures and expand our business. We believe that these non-GAAP financial measures are meaningful financial measures that may help investors better understand our financial performance, including by allowing investors to compare our performance between periods and to the performance of other companies. Our management uses these non-GAAP financial measures to evaluate our financial performance and compare it over time and against competitors. These measures should not be considered as alternatives to the most directly comparable measures calculated in accordance with GAAP Note: Data throughout this presentation is unaudited and as of and for the three months ended December 31, 2020, unless otherwise noted. Also, statements about the industry and demographics relate to the United States.

3 Recent Developments COVID-19 Vaccination Program Update ▪ On December 19, 2020, working with our vaccine distribution provider CVSHealth, we began hosting COVID-19 vaccination clinics at our communities. ▪ As of February 20, 2021, 28,135 doses of the vaccine have been administered to residents and 12,704 doses of the vaccine have been administered to team members in our 252 communities. • First dose: 87.2% of residents, 42.5% of team members. • Second dose: 52.7% of residents, 26.9% of team members. ▪ As of February 20, 2021 98% of communities are accepting new residents in at least one service line of business. Fourth Quarter 2020 Highlights ▪ Generated net income of $2.9 million, or $0.09 per share, and Adjusted EBITDA of $5.2 million. ▪ Rehabilitation and wellness segment revenues increased 9.2%(1) year-over-year. ▪ Liquidity includes $84.4 million of unrestricted cash. ▪ No amounts outstanding on $65.0 million revolving credit facility. Occupancy and Leads Trends ▪ Senior living occupancy and revenues remain under pressure from negative net move-ins due to the ongoing COVID-19 pandemic. ▪ Owned/leased Q4 2020 average occupancy: 71.5%, down 320 basis points (bps) from Q3. ▪ Managed Q4 2020 average occupancy: 72.2%, down 300 bps from Q3. ▪ As of February 20th, rolling four-week sales leads increased 83.4% from the beginning of the fourth quarter. (1) Compared to Pro Forma Q4 2019. For a reconciliation of Pro Forma data, refer to the Pro Forma Condensed Consolidated Statement of Operations within our press release included in our Current Report on Form 8-K dated February 24, 2021.

4 Business at a Glance National Operator with Scale and Diversification ◦ Operates 207 outpatient rehabilitation clinics, 9% more than a year ago. ◦ Operates 37 inpatient clinics within Five Star communities. ◦ Significant opportunity for accelerated growth serving older adult demographic. (1) We operate a total of 3,220 Alzheimer's/Memory Care units. These units are included with Assisted Living and CCRC units in the unit mix. (2) IL includes 167 Active Adult living units. (3) Defined by number of total units per state. ▪ Ranks fourth on the 2020 American Seniors Housing Association’s list of largest U.S. senior housing operators. ▪ Serve approximately 21,000 older adult residents in 252 senior living communities with 29,271 living units across 31 states, offering Active Adult (AA), Independent Living (IL), Assisted Living (AL), Alzheimer’s/Memory Care (ALZ)(1), Continuing Care Retirement Communities (CCRC) and Skilled Nursing (SNF). ▪ Ageility, a division of Five Star operating within our Rehabilitation and Wellness Services segment, provides rehabilitation and wellness services to approximately 16,500 older adult clients in 244 clinics across 28 states. ▪ Five Star employs approximately 19,500 team members. Five Star Senior Living Inc. (Five Star) AL 45% CCRC 29% IL 23% SNF 3% Rehabilitation and Wellness Services 38% Management Fees from Senior Living Communities 28% Owned and Leased Senior Living Communities 34% Senior Living Unit Mix(1)(2) Revenue Mix

Senior Living Segment - Strategic Continuum of Care









Independent Living (IL) and Active Adult (AA)

- Residents have a high degree of independence in large, private units.
- Daily meals, housekeeping and social activities may be provided.

Total IL Living Units:	6,506
◦ Managed[2]:	5,942
◦ Owned:	564
◦ Leased:	—
Total AA Living Units:	167

Assisted Living (AL)[1]

- One bedroom functional units with kitchenettes.
- Services include laundry, medication management and assistance with activities of daily living.
- Nursing care available.

Total AL Living Units:	13,122
◦ Managed[2]:	11,384
◦ Owned:	1,534
◦ Leased[3]:	204

Continued Care Retirement Community (CCRC)[1]

- Accommodations for independent living, assisted living and nursing care, offering a continuum of care.
- Healthcare units with intensive rehabilitation capabilities.

Total CCRC Living Units:	8,574
◦ Managed[2]:	8,574
◦ Owned:	—
◦ Leased:	—

Skilled Nursing (SNF)

- High level of medical care provided by licensed health professions.
- Short-term care for rehabilitation from illness or injury, or long-term care for chronic medical conditions.

Total SNF Living Units:	902
◦ Managed[2]:	902
◦ Owned:	—
◦ Leased:	—

(1) AL includes 2,581 Memory Care (MC)/Alzheimer's (ALZ) living units and our CCRC's include 342 MC/ALZ living units that utilize our Bridge to Rediscovery™ Program.
(2) Managed on behalf of DHC.
(3) Leased from Healthpeak Properties Inc. (NYSE: PEAK).

5

6 The Five Star Value Exceptional Resident Experience: ▪ A holistic approach to elevate, enhance and enrich the lives of our residents. Team Member Engagement: ▪ Commitment to team members through rewards and recognition as well as learning and development, resulting in excellence in service delivery and stability in communities and clinics through reduced turnover. ▪ Recruiting toolkit and national network in place to support our communities in the acquisition of talent uniquely suited to be successful at Five Star. Focus on Continued Growth: ▪ Drive RevPAR(1) and RevPOR(2) accretion. ▪ Execute rate optimization as we navigate through COVID-19 impacts on census. ▪ Seek additional management opportunities in senior living segment by utilizing our platform of shared services to drive revenue, leverage scale and achieve maximum cost efficiencies. ▪ Grow rehabilitation and wellness services segment through improved clinical programs and outcomes, increasing the footprint of Ageility clinics into new senior living communities not owned or operated by us and expanding our offering to include personal fitness to meet demand and expand beyond rehabilitation services. Operational Efficiency at our Senior Living Communities: ▪ Improved operating cost structure to achieve a target that is 30% of revenues in our senior living segment upon stabilization of implemented programs. ▪ Leverage a robust strategic shared services infrastructure to drive cost savings. (1) RevPAR, or average monthly senior living revenue per available unit, is defined by us as resident fee revenues for the portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Average number of available units for the period includes only living units categorized as in service. (2) RevPOR, or average monthly rate of senior living revenue per occupied unit, is defined by us as resident fee revenues for the portfolio divided by the average number of occupied units for the period, divided by the number of months in the period. Our success is built on four foundational elements that drive performance, customer loyalty and competitiveness.

7 Exceptional Resident Experience Our focus is on providing programming, support and services that elevate the resident experience, leading to increased length of stay and new move-ins within our senior living segment. Resident Engagement and Services: ▪ We provide comprehensive resident programming, including Lifestyle 360™, our signature resident enrichment program, and Bridge to Rediscovery™, our award-winning memory care program designed to provide our memory care residents fulfilling lives and positive experiences at our communities. ▪ Our culinary experience offers exceptional and creative chef crafted meals focusing on nutritional health and seasonal variety, and social engagement. ▪ Local excellence, design and flair are supported by a central facilities function and a robust capital management program. COVID-19 Resident Support(1): ▪ We have continued to prioritize our residents' safety and well-being, with survey data confirming the majority of residents feel positively about their care and well-being, the frequency and efficacy of our communication and the quality of our dining options. ◦ We have implemented new group activities that allow for engagement while maintaining social distancing. ◦ We continue to provide devices and connectivity options for interaction with family members, as well as virtual programming opportunities and distance learning. ◦ Frequent COVID-19 testing provided to residents as necessary and free of charge. ◦ Vaccination clinics for both doses of the COVID-19 vaccine provided at substantially all our communities. ◦ Complimentary counseling and support services for residents. (1) In response to a resident and family member survey conducted during the COVID-19 pandemic during Q2 2020, 95% of respondents replied favorably to feeling well supported or cared for, 91% replied favorably to the frequency and efficacy of communication in keeping resident and family members informed and 83% replied favorably that Five Star's in-room dining program continued to provide quality, flavor and variety.

8 Team Member Engagement Attracting, inspiring and retaining great talent remains the biggest challenge and opportunity in our industry. We are a service organization and our team members are our most important asset. Investing in our team members drives an exceptional resident and client experience. Key Initiatives: ▪ Attract and select talented individuals uniquely suited to be successful at Five Star. ▪ Ensure the safety of our team members by providing personal protective equipment, COVID-19 recurring and directed testing in accordance with Centers for Disease Control and Prevention (CDC) state and local guidelines and direct access to the COVID-19 vaccine. ▪ Build upon our new learning management platform to provide training and development opportunities for team members, empowering them to perform their best each day. ▪ Execute on recognition through rewards and career advancement. ▪ Grow and foster a culture of accountability, transparency and innovation. ▪ Local leadership teams that are agile yet connected and accountable to regional and centralized experienced leadership teams. ▪ Compensation for local leadership in the senior living communities linked to financial success of the communities.

9 Operational Efficiency National company with the ability to support communities at scale. ▪ Maintain a robust locally focused revenue management program that enables dynamic pricing by combining internal sales and financial data with external market research. ▪ Centralized strategic sourcing designed to govern consistency in spend practices throughout the organization, leverage scale for better pricing and tighten controls to achieve maximum cost efficiencies. Strategic sourcing has provided $2.4 million in annualized savings over the last year. ▪ Successfully integrated 166 communities to the managed platform on January 1, 2020. ▪ An experienced capital projects team managed $70.0 million capital spend in 2020 through a robust and proven facilities and capital project management process to achieve quality outcomes within set budgeted guidelines.

10 Revenue Management ▪ Refined, systematic and centralized pricing, by combining internal sales and financial data with external market research. ▪ Synthesizing occupancy with rate optimization to drive RevPOR. ▪ All communities utilize our proprietary revenue management program. ▪ The RevPAR Penetration Index (comparing Five Star’s RevPAR to that of the competition) is an indication of whether or not an advantage is achieved in a particular market faster than competition. ▪ Continually refine our program to respond to changes in the market. (1) RevPAR is defined by us as resident fee revenues for the portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Average number of available units for the period includes only living units categorized as in service. Amounts for Q2 2020 and Q4 2020 exclude income received by communities under the Provider Relief Funds under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, and other governmental grants. (2) RevPOR is defined by us as resident fee revenues for the portfolio divided by the average number of occupied units for the period, divided by the number of months in the period. Amounts for Q2 2020 and Q4 2020 exclude income received under the CARES Act and other governmental grants. (3) Comparable community data represents financial data for the 24 communities that we continuously owned or leased and the 75 communities that we continuously managed since October 1, 2019. (4) On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The Q1 2020 - Q4 2020 metrics reflect the impact COVID-19 has had on the operations of comparable communities. Operational Efficiency $2,941 $2,930 $2,813 $2,665 $3,559 $3,548 $3,340 $3,084 $3,120 Owned/Leased RevPAR Managed RevPAR Owned/Leased Occupancy Managed Occupancy Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $2,000 $2,500 $3,000 $3,500 $4,000 65% 70% 75% 80% 85% 90% $3,533 $3,565 $3,555 $3,492 $3,550 $4,118 $4,180 $4,124 $3,931 $4,142 Owned/Leased RevPOR Managed RevPOR Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Comparable Community RevPAR and Occupancy(1)(3)(4) (dollars in thousands) Comparable Community RevPOR(2)(3)(4) (dollars in thousands) $2,596

Strategic Sourcing

Initiatives to Manage Costs

- Perform spend analysis to decrease costs, improve efficiency and improve supplier relationships throughout the organization.
- Leverage scale for operational efficiency through bulk purchases, synergies and improved purchasing power resulting in lower costs.
- Streamline sourcing opportunities within senior living operating costs.
- Benefits include enhanced governance, tightened controls and improved vendor relationships.

Focus on Improved Outcomes

- For 2021, plan to achieve $4.0 - $6.0 million annually in cost savings in senior living segment, including costs incurred by the communities we manage for DHC, upon completion of roll-out of initiatives.

Owned and Leased Senior Living Other Operating Expenses (1)(3)
(dollars in thousands)



$10,000
$8,000
$6,000
$4,000
$2,000
$—
$3,294
$5,858 (2)
$6,717
$7,180
Q1 2020
Q2 2020
Q3 2020
Q4 2020

Managed Senior Living Other Operating Expenses (1)(3)(4)(5)
(dollars in thousands)



$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$—
$97,205
$95,621
$103,230
$101,431
Q1 2020
Q2 2020
Q3 2020
Q4 2020

(1) On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The metrics for all quarters reflect the impact COVID-19 has had on the operations of senior living communities.
(2) Reflects adjustments to arrive at Adjusted EBITDA that impact owned and leased senior living operating expenses. As a result, Q2 2020 expenses do not include $2.5 million in costs associated with the estimated agreed upon settlement of a lawsuit.
(3) Senior living other operating expenses excludes wages and benefits.
(4) Managed senior living operating expenses represent the operating expenses of communities we manage for the account of DHC and do not represent financial results of Five Star. Managed communities data is included to provide supplemental information regarding the operating results of the communities from which we earn management fees.
(5) Q3 2020 includes an Office of Inspector General (OIG) settlement of $3.8 million under the OIG Provider Self-Disclosure Protocol whereby FVE and DHC entered into a settlement agreement with the OIG effective January 5, 2021 and the settlement was paid by DHC.

Operational Efficiency
11

Continued Growth

- Expansion into new business lines like active adult communities is providing new market opportunities for accelerated growth.
- We continue to see significant growth in our rehabilitation and wellness segment, which includes our Ageility clinics. Ageility operates in 28 states, and the number of clinics opened has a 5-year CAGR(1) of 17%.
  - Ageility has the opportunity for further growth through fitness offerings that are beyond traditional rehabilitation service offerings. Fitness offerings represented 3.1% of our rehabilitation and wellness services revenues for Q4 2020 and grew 40.2% over Q4 2019.
  - Average investment in new clinic startups ranges between $20 - $30 thousand per clinic over the past three quarters.

Clinics and Affiliations



400
300
200
100
231
244
246
249
244
76%
74%
72%
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Five Star Communities
Non-Five Star Communities
Efficiency(4)

Inpatient and Outpatient Visits(2)
(amounts in thousands)



400
300
200
100
243
251
223
237
226
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Inpatient Visits
Outpatient Visits

Revenues and Operating Margin by Quarter(2)(3)
(dollars in thousands)



$22,000
$20,000
$18,000
$16,000
$18,218
$21,043
$18,879
$20,797
$19,974
30%
20%
10%
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Revenues
Operating Margin

Revenues and Operating Margin by Clinic(2)(3)
(dollars in thousands)



$90
$85
$80
$75
$70
$79
$86
$77
$84
$82
30%
20%
10%
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Revenues
Operating Margin

(1) Compound annual growth rate, or CAGR, represents the annualized growth rate of the number of Ageility clinics determined by net new clinics for the period from January 1, 2016 through December 31, 2020.
(2) On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The metrics for Q1-Q4 2020 reflect the impact COVID-19 on the operations of Ageility clinics.
(3) Revenues and operating margin exclude elimination adjustments upon consolidation of $4.6 million in Q4 2019, COVID-19 Provider Relief Funds and other governmental grants recognized as other income and the results of our home health operations.
(4) Efficiency represents the measurement of revenue generating treatment time of therapists versus the total labor expense of therapists.

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13 Unwavering Focus on our Customers Five Star's management expertise lies in our ability to understand and internalize national trends, work through challenges and leverage long-term relationships to evolve our product and capitalize on future opportunities. We leverage several innovative strategic relationships to drive the ongoing evolution of our service offerings to meet changing consumer preferences. MIT Agelab™ ▪ Access to insightful research. ▪ Network of potential strategic partners. ▪ Branding and differentiation opportunities. ▪ In 2019, hosted MIT AgeLab’s first national OMEGA Summit (Opportunities for Multigenerational Exchange, Growth and Action) to inspire innovative and differentiated programming for our communities and career opportunities in the senior living industry for the students involved. National Senior Games™ ▪ Demonstrated affinity with wellness of older adults. ▪ Strategic positioning opportunities for both Five Star and Ageility. Aging2.0™ ▪ Platform for Five Star to collaborate with other industry leaders in aging services and related fields to address biggest challenges and opportunities focused on older adult demographic. ▪ Strategic alignment across industries and related fields will create an interdisciplinary, intergenerational and interactive ecosystem of innovative products and services for older adults.

COVID-19 Impact

Five Star COVID-19 Response and Leadership During the Pandemic

Vaccine Distribution

- Hosting COVID-19 vaccination clinics[(1)] at substantially all our 252 senior living communities, free of charge, for eligible residents and team members, including team members at our Ageility clinics, in accordance with CDC, federal and state guidelines. We are currently working with our vaccine distribution provider CVSHealth through the Federal Government's Pharmacy Partnership for Long-Term Care Program[(2)] to provide these vaccinations.
- As of February 20, 2021, approximately 99% of our communities have hosted vaccination clinics for the initial dose of a vaccine, and approximately 73% of our communities have hosted vaccination clinics for the second dose of a vaccine.
- We anticipate that 99 communities will have vaccination clinics during the remainder of February, and 162 communities will have vaccination clinics in March. By the end of the first quarter of 2021, we expect to have completed vaccination clinics at substantially all our communities, including administering second doses to residents and team members.

Percent of our Resident Population that has Received the First and Second Dose of a COVID-19 Vaccine[(3)(4)]

First Dose


12.8%
87.2%

Second Dose


47.3%
52.7%

Percent of our Community Team Member Population that has Received the First and Second Dose of a COVID-19 Vaccine[(4)]

First Dose


57.5%
42.5%

Second Dose


26.9%
73.1%

Received Vaccination
Not Vaccinated

(1) Residents and team members at certain communities began receiving the initial dose of a COVID-19 vaccine on December 19, 2020, followed by the second dose of a COVID-19 vaccine as early as January 9, 2021.
(2) The Pharmacy Partnership for Long-Term Care Program is facilitating on-site vaccination of residents and staff for an administration fee of $46 for both doses and no cost for the vaccine to the facilities, including cold chain management, on-site vaccinations and fulfillment of reporting requirements.
(3) Includes residents who reside in senior living communities that were owned, leased or managed by Five Star as of December 31, 2020.
(4) Data presented is as of February 20, 2021.

COVID-19 Impact
15

COVID-19 Response and Leadership During the Pandemic (continued)

Operations Update

- Welcoming new residents in 89% of communities[1] as of December 31, 2020, which has increased to 98% as of February 20, 2021.
- 89% of communities have zero reported resident COVID-19 cases on a trailing two week (TTW) basis.
- Resident COVID-19 cases on a TTW basis rose during the fourth quarter above prior peak levels in July 2020. Resident cases on a TTW basis have subsequently declined from fourth quarter levels.
- Average COVID-19 cases on a TTW basis increased by 277% during the fourth quarter as compared to the prior quarter. COVID-19 cases on a TTW basis have decreased by 72% as of February 20, 2021 as compared to the fourth quarter average.

Protocols Update

- As of February 20, 2021, we had administered over 290,000 COVID-19 tests to residents and team members as well as performed health screenings for visitors to our senior living communities per CDC, federal, state and local guidelines.
- Cross-functional team continues to oversee and implement proactive protection for residents, clients and team members.
- We continue to maintain robust infection control measures, strict cleaning and social distancing protocols to protect residents, team members and visitors.
- Received and continue to utilize government rapid point-of-care tests at assisted living communities, CCRCs and SNFs.

COVID-19 Tests[2]



30,000
25,000
20,000
15,000
10,000
5,000
—
Jul '20
Aug '20
Sep '20
Oct '20
Nov '20
Dec '20
Jan '21
Residents
Team Members

COVID-19 Cases[2]



1,200
1,000
800
600
400
200
—
Mar '20
Apr '20
May '20
Jun '20
Jul '20
Aug '20
Sep '20
Oct '20
Nov '20
Dec '20
Jan '21
Residents
Team Members

(1) In at least one service line of business (IL, AL, ALZ, CCRC or SNF).
(2) Includes all senior living communities that were owned, leased or managed by Five Star as of December 31, 2020. Team members include team members from our rehabilitation and wellness services segment that are located within our senior living communities.

COVID-19 Impact

16

17 Move-Outs 1,314 1,282 1,265 773 831 900 971 964 956 1,003 887 875 824 415 373 396 495 426 355 388 372 350 400 419 626 522 Controllable Uncontrollable Jan '20 Feb '20 Mar '20 Apr '20 May '20 Jun '20 Jul '20 Aug '20 Sep '20 Oct '20 Nov '20 Dec '20 Jan '21 400 800 1,200 1,600 2,000 M ov e- In s S ales Leads Sales Leads and Move-Ins 1,747 1,532 1,228 626 933 1,017 964 947 1,002 1,183 924 907 1,019 Move-Ins Sales Leads Jan '20 Feb '20 Mar '20 Apr '20 May '20 Jun '20 Jul '20 Aug '20 Sep '20 Oct '20 Nov '20 Dec '20 Jan '21 400 800 1,200 1,600 2,000 3,000 4,500 6,000 7,500 9,000 Sales Leads, Move-Ins & Move-Outs Since January 2020(1) (1) Includes all senior living communities that were owned, leased or managed by Five Star as of December 31, 2020. (2) Voluntary and involuntary move-outs are defined as controllable and uncontrollable, respectively. 22.2% Decline 64.2% Move-Ins Decline 62.8% Move-Ins Increase COVID-19 Impact (2)

Financial Overview

19 Key Financial Metrics Strong Balance Sheet ▪ Liquidity: ◦ $84.4 million of unrestricted cash and cash equivalents on hand at December 31, 2020. ◦ No borrowings outstanding under $65.0 million(1) revolving credit facility secured by 11 communities with a net book value of $95.6 million at December 31, 2020. ◦ Own eight unencumbered AL/IL communities with 742 living units and a net book value of $40.6 million at December 31, 2020. Financial Performance ▪ Generated Adjusted EBITDA of $5.2 million for the quarter ended December 31, 2020. ▪ Achieved $1.7 million, or 9.2%(2) growth in Ageility for the quarter ended December 31, 2020 primarily due to the stabilization of clinics opened in 2019. ▪ Received and recognized $1.9 million for the quarter ended December 31, 2020 under the Provider Relief Fund of the CARES Act related to our independent and assisted living communities and rehabilitation and wellness services clinics. Financial Overview (1) The amount of available borrowings under our revolving credit facility is subject to qualifying collateral and is reduced by issued letters of credit. At December 31, 2020, we had letters of credit issued under the credit facility and outstanding of $2.4 million and $42.1 million available for borrowings under our revolving credit facility. (2) Compared to Pro Forma Q4 2019. For a reconciliation of Pro Forma data, refer to the Pro Forma Condensed Consolidated Statement of Operations within our press release included in our Current Report on Form 8-K dated February 24, 2021. COVID-19 Expected Impact in Q1 2021 ▪ Continued declines in census. ▪ Continued higher costs related to personal protective equipment, labor, insurance and other operating costs. ▪ Continued delay in capital projects at the communities we own and lease as well as at the communities we manage. Occupancy ▪ Average Q4 2020 occupancy was 71.5% at our owned and leased communities and was 72.2% for the communities FVE manages on behalf of DHC. ▪ As of December 31, 2020, spot occupancy was 69.7% at our owned and leased communities and was 70.8% for the communities FVE manages on behalf of DHC.

20 Condensed Consolidated Statement of Operations Compared to Q4 2019 Pro Forma Results (in thousands) (unaudited) Financial Overview Three Months Ended Actual December 31, 2020 Pro Forma December 31, 2019 (2) Revenues Senior living $ 17,903 $ 20,411 Management fees 14,822 17,489 Rehabilitation and wellness services 20,256 18,551 Total management and operating revenues 52,981 56,451 Reimbursed community-level costs incurred on behalf of managed communities 226,264 250,993 Other reimbursed expenses 6,645 — Total revenues 285,890 307,444 Other operating income(1) 1,936 — Operating expenses Senior living wages and benefits 11,186 9,053 Other senior living operating expenses 7,180 5,267 Rehabilitation and wellness services expenses 15,901 16,445 Community-level costs incurred on behalf of managed communities 226,264 250,993 General and administrative 20,820 14,247 Rent 1,281 1,133 Depreciation and amortization 2,913 2,710 Total operating expenses 285,545 299,848 Other income 314 315 Income before income taxes 2,595 7,911 Benefit (provision) for income taxes 308 (2,065) Net income $ 2,903 $ 5,846 (1) Other operating income includes income recognized under the Provider Relief Fund of the CARES Act and other governmental grants, related to our independent and assisted living communities and rehabilitation and wellness services clinics. (2) Refer to the Pro Forma Condensed Consolidated Statement of Operations within our press release included in our Current Report on Form 8-K dated February 24, 2021.

EBITDA and Adjusted EBITDA

(in thousands)
(unaudited)

	Actual	Pro Forma	Three Months Ended			
			Actual			
	December 31, 2020 (1)	December 31, 2019 (2)	September 30, 2020	June 30, 2020 (1)	March 31, 2020	December 31, 2019
Net income (loss)	$ 2,903	$ 5,846	$ 3,715	$ 3,002	$ (17,209)	$ 16,105
Add (less):						
Interest and other expense	461	330	379	409	382	419
Interest, dividend and other income	(132)	(379)	(104)	(182)	(339)	(379)
Provision (benefit) for income taxes	(308)	2,065	465	(902)	1,408	(42)
Depreciation and amortization	2,913	2,710	2,680	2,703	2,701	2,716
EBITDA	5,837	10,572	7,135	5,030	(13,057)	18,819
Add (less):						
Long-lived asset impairment	—	—	—	—	—	4
Loss on sale of senior living communities	—	—	—	—	—	6
Unrealized (gain) loss on equity investments	(640)	(306)	(435)	(867)	1,462	(306)
Severance	—	—	—	282	—	—
Loss on termination of leases(3)	—	—	—	—	22,899	—
Lease inducement(4)	—	—	—	—	—	(12,423)
Deferred resident fees and deposits(5)	—	—	—	—	—	(4,242)
Transaction costs(6)	36	—	142	175	1,095	1,814
Litigation settlement	—	—	—	2,473	—	—
Adjusted EBITDA	$ 5,233	$ 10,266	$ 6,842	$ 7,093	$ 12,399	$ 3,672

(1) Includes funds received under the Provider Relief Fund of the CARES Act and other governmental grants.
(2) Refer to the Pro Forma Condensed Consolidated Statement of Operations within our press release included in our Current Report on Form 8-K dated February 24, 2021.
(3) Represents the excess of the fair value of the Share Issuances of $97,899 compared to the consideration of $75,000 paid by DHC.
(4) Lease inducement recognized for Q4 2019 as a result of the completion of the Restructuring Transactions.
(5) Deferred resident fees and deposits related to senior living communities Five Star previously leased from, and now manages for the account of, DHC, as a result of the completion of the Restructuring Transactions.
(6) Costs incurred related to the Restructuring Transactions.

Financial Overview

21

Condensed Consolidated Statements of Cash Flows

(in thousands)
(unaudited)

	Year Ended	Three Months Ended			
	December 31, 2020	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
CASH FLOW FROM OPERATING ACTIVITIES:					
Net (loss) income	$ (7,589)	$ 2,903	$ 3,715	$ 3,002	$ (17,209)
Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities					
Non-cash income and expense adjustments, net	35,587	3,051	2,124	2,670	27,742
Changes in assets and liabilities(1)(2)	23,383	(16,613)	16,043	29,019	(5,066)
Net cash provided by (used in) operating activities	51,381	(10,659)	21,882	34,691	5,467
CASH FLOW FROM INVESTING ACTIVITIES:					
Acquisition of property and equipment(2)	(5,427)	(1,295)	(1,011)	(1,108)	(2,013)
Purchases of debt and equity investments	(5,750)	(62)	(596)	(3,504)	(1,588)
Proceeds from sale of property and equipment	2,725	—	—	—	2,725
Distributions in excess of earnings from Affiliates Insurance Company	287	—	—	287	—
Proceeds from sale of debt and equity investments	10,408	1,330	4,227	3,398	1,453
Net cash provided by (used in) investing activities	2,243	(27)	2,620	(927)	577
CASH FLOW FROM FINANCING ACTIVITIES:					
Costs related to issuance of common stock	(559)	—	—	—	(559)
Repayments of mortgage note payable	(387)	(99)	(98)	(95)	(95)
Payment of employee tax obligations on withheld shares	(60)	(60)	—	—	—
Targeted SNF distribution funds received on behalf of others	—	—	(4,715)	4,715	—
Net cash (used in) provided by financing activities	(1,006)	(159)	(4,813)	4,620	(654)
Increase (decrease) in cash and cash equivalents and restricted cash and restricted cash equivalents	52,618	(10,845)	19,689	38,384	5,390
Cash and cash equivalents and restricted cash and restricted cash equivalents at beginning of period	56,979	120,442	100,753	62,369	56,979
Cash and cash equivalents and restricted cash and restricted cash equivalents at end of period	$ 109,597	$ 109,597	$ 120,442	$ 100,753	$ 62,369
Reconciliation of cash and cash equivalents and restricted cash and cash equivalents:					
Cash and cash equivalents	84,351	84,351	95,779	76,114	36,641
Current restricted cash and cash equivalents	23,877	23,877	23,842	23,858	24,290
Other restricted cash and cash equivalents	1,369	1,369	821	781	1,438
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$ 109,597	$ 109,597	$ 120,442	$ 100,753	$ 62,369

(1) Changes in assets and liabilities includes the receipt of $23.5 million of cash from DHC related to the Restructuring Transactions during the three months ended June 30, 2020.
(2) Net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and acquisition of property and equipment for the three months ended March 31, 2020 reflect reclassification adjustments of certain DHC reimbursements from the prior period to conform to the current period presentation.

Financial Overview

22

CapEx Spend by Segment[1]

(dollars in thousands, except per unit and clinic data)
(unaudited)

	Three Months Ended			
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Senior living:				
Development, redevelopment and other activities	$ 30	$ 46	$ 67	$ 136
Building improvements	1,142	692	523	1,449
Total senior living	1,172	738	590	1,585
Rehabilitation and wellness services:				
New clinic opening	35	64	35	169
Recurring clinic investment	37	52	—	43
Total rehabilitation and wellness services	72	116	35	212
Corporate and other	51	157	483	216
Total CapEx spend	$ 1,295	$ 1,011	$ 1,108	$ 2,013
Senior living:				
Number of units	2,302	2,312	2,312	2,312
Development, redevelopment and other activities spend per unit	$ 13	$ 20	$ 29	$ 59
Building improvements spend per unit	$ 496	$ 299	$ 226	$ 627
Rehabilitation and wellness services:				
Number of clinics	244	249	246	244
Number of new clinics opened	3	3	4	13
Number of clinics closed[2]	8	—	2	—
Number of net new clinics	(5)	3	2	13
New clinic opening spend per clinic	$ 11,667	$ 21,333	$ 8,750	$ 13,000
Recurring investment per clinic	$ 154	$ 211	$ —	$ 186

(1) CapEx spend by segment represents amounts paid related to the acquisition of property and equipment of Five Star and does not reflect amounts paid for the acquisition of property and equipment on behalf of and reimbursed by DHC.
(2) During 2020 we closed six rehabilitation and wellness services outpatient clinics and four inpatient clinics, primarily as a result of being located in senior living communities that were operated in communities we managed on behalf of DHC that were sold or closed.

Financial Overview

23

Appendix

25 Strong Management Team Katherine Potter President and Chief Executive Officer Katherine is President and Chief Executive Officer of Five Star. Katherine previously served as Executive Vice President and General Counsel since 2018, Senior Vice President and General Counsel since 2016, and Vice President and General Counsel since 2012. Prior to joining Five Star, Katherine practiced law at Sullivan & Worcester LLP and Burns & Levinson LLP, where she focused on corporate law matters, including securities, mergers and acquisitions, corporate governance and other transactional matters. Jeffrey Leer Executive Vice President, Chief Financial Officer and Treasurer Jeffrey is Executive Vice President, Chief Financial Officer and Treasurer of Five Star. Prior to joining Five Star, Jeff served as Chief Financial Officer and Treasurer of Office Properties Income Trust and he has been serving as Senior Vice President of The RMR Group LLC, where he has been responsible for the day to day oversight of the accounting and finance support functions of The RMR Group and its various affiliates. Prior to joining The RMR Group LLC, Jeffrey held various accounting and finance positions at several multi-national Fortune 500 companies as well as the public accounting firm, Vitale, Caturano PC (predecessor to RSM US LLP). Jeff is also a certified public accountant. Margaret Wigglesworth Executive Vice President and Chief Operating Officer Margaret is Executive Vice President and Chief Operating Officer of Five Star. Margaret has held various executive roles at large organizations over the past three decades where she was responsible for operations and change management. Prior to joining Five Star, Margaret held positions at International Council of Shopping Centers, Cresa and Colliers International USA.

26 A New Transition Completed the restructuring of Five Star’s business arrangements with DHC. • On January 1, 2020, entered into new management agreements to operate all senior living communities we leased from and managed for the account of DHC as of December 31, 2019. • Financial restructuring immediately improved Five Star’s financial position and liquidity. Highlights of New Management Agreements. • A 15-year term commenced on January 1, 2020, with two, five-year extensions at Five Star’s option, subject to maintaining portfolio financial performance. • A base management fee of 5% of community gross revenues and a 3% fee on capital projects managed by Five Star. • An incentive fee of 15% of annual property level EBITDA on a combined basis for the total portfolio in excess of an EBITDA-based performance target, subject to a limit of up to 1.5% of portfolio gross annual revenues, beginning in 2021. Performance target increases annually based on the greater of the annual increase of the Consumer Price Index (CPI) or 2%, plus 6% of any capital investments funded at the managed senior living communities in excess of capital investment target. Unless otherwise agreed, capital investment target increases annually based on the greater of the annual increase of CPI or 2%. Completed Transaction with DHC

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